Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRANE CO.
(Exact name of registrant as specified in its charter)

Delaware	13-1952290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 First Stamford Place
Stamford, Connecticut 06902
(Address of principal executive offices)

CRANE CO. 2001 NON-OFFICER STOCK OPTION PLAN
(Full title of the plan)

Augustus I. duPont
Vice President, General Counsel and Secretary
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
(Name and address of agent for service)

(203) 363-7300
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share(2)	550,000	$26.95(3)	$14,822,500	$3,706

          (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

          (2) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the common stock.

          (3) Based on the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.     Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-1657).

          The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-1657).

          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

          The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Crane Co. 2001 Non-Officer Stock Option Plan meeting the requirements of Section 10(a) of the Securities Act.

     Item 4.     Description of Securities.

          The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

     Item 5.      Interests of Named Experts and Counsel.

          The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Augustus I. duPont, Vice President, General Counsel and Secretary of the Registrant. As of May 31, 2001, Mr. duPont beneficially owned 59,160 shares of the Registrant's Common Stock and held options to purchase 279,234 shares of the Registrant's Common Stock.

     Item 6.     Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

          Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that he acted in accordance with the applicable standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

          The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

          The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law or by any change in the Company's Certificate of Incorporation or By-Laws.

     Item 7.      Exemption from Registration Claimed.

          None.

     Item 8.      Exhibits.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3A to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4.3	Crane Co. 2001 Non-Officer Stock Option Plan (filed herewith).
5.1	Opinion of Augustus I. duPont, Esq. regarding the legality of the shares being registered hereunder (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Augustus I. duPont, Esq. (included in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

     Item 9.      Undertakings.

          (a)     The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                     (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

          (h)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, the State of Connecticut, on this 22nd day of June, 2001.

CRANE CO.

By: /s/ Eric C. Fast
Eric C. Fast
President and Chief Executive Officer

     We, the undersigned directors and officers of Crane Co., do hereby constitute and appoint Augustus I. duPont and Thomas J. Ungerland, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ R. S. Evans R. S. Evans	Chairman of the Board and a Director	June 22, 2001

/s/ Eric C. Fast Eric C. Fast	President, Chief Executive Officer and a Director	June 22, 2001

/s/ Thomas M. Noonan Thomas M. Noonan	Vice President, Controller and Chief Tax Officer (Principal Accounting Officer)	June 22, 2001

/s/ Michael L. Raithel Michael L. Raithel	Vice President - Finance and Chief Financial Officer (Principal Financial Officer)	June 22, 2001

Director
E. Thayer Bigelow, Jr.

Director
Richard S. Forté

/s/ Dorsey R. Gardner Dorsey R. Gardner	Director	June 22, 2001

Director
Jean Gaulin

/s/ William E. Lipner William E. Lipner	Director	June 22, 2001

/s/ Dwight C. Minton Dwight C. Minton	Director	June 22, 2001

/s/ Charles J. Queenan, Jr. Charles J. Queenan, Jr.	Director	June 22, 2001

Director
James L. L. Tullis

EXHIBIT INDEX
Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3A to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).
4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).
4.3	Crane Co. 2001 Non-Officer Stock Option Plan (filed herewith).
5.1	Opinion of Augustus I. duPont, Esq. regarding the legality of the shares being registered hereunder (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Augustus I. duPont, Esq. (included in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Exhibit 4.3

THE CRANE CO. NON-OFFICER STOCK OPTION PLAN

1.     Purpose of the Plan.

The Crane Co. Non-Officer Stock Option Plan (the "Plan") has been established by Crane Co. (the "Company") as a broad-based equity compensation program intended to (i) motivate and reward key employees of the Company or its subsidiaries, other than officers or directors, who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; and (ii) further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and their personal interest in its continued success. It is anticipated that the Company shall make a one-time grant to such key employees of the Company and its subsidiaries as of the effective date of this Plan of options to purchase shares of the Company's common stock, par value $1.00 per share ("Common Stock"), subject to the terms and conditions hereinafter provided ("Options"). Thereafter, the Company may from time to time on or before December 31, 2011 grant to selected employees of the Company and its subsidiaries who are not officers or directors additional Options under the provisions of the Plan.

2.     Administration of the Plan.

This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee composed of at least three members of the Board as may be designated by the Board (the "Committee"). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in this Plan. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees. The Committee may, subject to compliance with applicable legal requirements, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of any such delegation of authority, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee.

The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.      Stock Subject to the Plan.

The total number of shares initially authorized to be issued under this Plan shall be 550,000 shares of Common Stock. The number of shares available for issuance under this Plan shall be subject to adjustment in accordance with Section 7 hereof. Such shares shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. Except as provided in Section 5(f) hereof, any shares subject to an Option granted under this Plan that expires or is terminated for any reason without having been exercised in full shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

4.     Eligibility.

The Committee may in its discretion, as of the effective date of this Plan and from time to time thereafter, grant Options to persons who are employees of the Company or any subsidiary in which the Company owns directly or indirectly a majority of the voting stock, excluding any employees who are officers or directors of the Company or of any subsidiary. The maximum number of shares for which Options may be granted under this Plan to any single individual in any calendar year shall not exceed 100,000 shares, subject to adjustment in accordance with Section 7 hereof. Options under the Plan shall be non-qualified stock options that are not subject to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted hereunder shall be evidenced by agreements or notices in such form as the Committee shall approve, which agreements or notices shall comply with and be subject to the terms and conditions of this Plan.

5.      Grant and Exercise of Options.

        (a)           Effective as of January 22, 2001, a one-time award of Options will be granted to each employee selected by the Committee in accordance with Section 4 above. Each eligible employee's Option shall be for such number of shares of Common Stock as the Committee shall determine based upon such factors as the Committee deems appropriate. Employees who are hired after January 22, 2001 or who are not otherwise eligible to receive the initial grant of Options under this Section 5(a) will participate in the Plan only if and to the extent that the Committee decides to make additional Option grants pursuant to Section 5(b) and the employee is eligible to participate in such additional grants under the eligibility criteria established by the Committee with respect to such grants.

        (b)           The Committee may, but shall not be obligated to, make Option grants under the Plan in addition to those described in Section 5(a). The Committee shall determine and designate from time to time those employees of the Company and its subsidiaries who shall be awarded such additional Option grants under the Plan and the number of shares of Common Stock to be covered by each such Option. In making its determinations, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

        (c)           The purchase price of each share of Common Stock upon exercise of any Option granted hereunder shall not be less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock on the date the Option is granted. "Fair Market Value" as of any day shall, for all purposes in this Plan, be determined by the average of the high and low sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on the 10 consecutive trading days ending on such day or, if no sale of Common Stock has been recorded on such day, on the next preceding day on which a sale was so made.

        (d)           Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the date the Option is granted, subject to the provision that an Option may not be exercised by the optionee, except as provided in Section 6 hereof, (i) more than 90 days after the termination of the optionee's employment by the Company or a subsidiary or more than 10 years from the date the Option is granted, whichever period is shorter, or (ii) prior to the expiration of one year from the date the Option is granted; and provided further that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the date of grant, 75% during the third year, and 100% thereafter.

        (e)           The purchase price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the purchase price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by an optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of an irrevocable written notice of exercise from the optionee.

        (f)            The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

        (g)           Each Option granted under this Plan shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee; provided, however, that an Option may be transferred, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for the benefit of such family members.

        (h)           The Company shall have the right to require an optionee to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in its discretion, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such Option.

         (i)           The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the date of grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the option agreement.

6.      Exercise of Options upon Termination of Employment.

        (a)           If an optionee shall retire or shall cease to be employed by the Company or by a subsidiary by reason of permanent disability or retirement at or after age 65, all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 5(f) hereof, at any time within 90 days after such termination by reason of permanent disability or retirement, but not after the expiration of the term of the Option.

        (b)           If an optionee shall die while employed by the Company or by a subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 6(a) hereof, all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 5(f) hereof, by the estate of such optionee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such optionee but not after the expiration of the term of the Option.

        (c)           If an optionee's employment is terminated for any reason other than death, disability or retirement, such optionee may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 5(d) hereof. In no event may any Option be exercised after the expiration of the term of the Option.

7.     Adjustments to Reflect Capital Changes.

In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the shares subject to outstanding Options and the price thereof as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Options.

8.     Term, Amendment and Termination.

        (a)           This Plan is effective on January 22, 2001. No Options shall be granted under this Plan after December 31, 2011.

        (b)           This Plan may be abandoned or terminated at any time by the Board except with respect to any Options then outstanding, and any Option granted under this Plan may be terminated at any time with the consent of the optionee. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the optionee, materially impair any Option theretofore granted under this Plan. Notwithstanding the foregoing, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

9.     General Provisions.

        (a)           Each Option granted under this Plan shall be evidenced by a written agreement or notice containing such terms and conditions as the Committee may require and in such form as the Committee may approve.

        (b)           In the event of any conflict between the terms of this Plan and any provision of any Option agreement, the terms of this Plan shall be controlling.

        (c)           No employee or other person shall have any claim or right to be granted an Option under this Plan, and neither this Plan nor any action taken hereunder shall be construed as giving any optionee, employee or other person any right to be retained in the employ of the Company or any of its subsidiaries.

        (d)           Income realized as a result of an exercise of an Option granted under this Plan shall not be included in the optionee's earnings for the purpose of any benefit plan in which the optionee may be enrolled or for which the optionee may become eligible unless otherwise specifically provided for in such plan.

        (e)           The obligation of the Company to sell and deliver shares of Common Stock upon exercise of Options granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

        (f)            Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

        (g)           All determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.